Exhibit 99.1

LifePoint Hospitals Reports Third Quarter 2013 Results

Third Quarter Revenue Up 9.7% over Prior-Year Period to $900 Million

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 25, 2013--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2013.

For the third quarter ended September 30, 2013, revenues from continuing operations were $899.7 million, up 9.7% from $820.2 million for the same period a year ago. Adjusted EBITDA for the third quarter ended September 30, 2013, increased 25.1% to $134.3 million compared with $107.3 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the third quarter ended September 30, 2013, increased 69.9% to $32.5 million, or $0.68 per diluted share, compared with $19.2 million, or $0.39 per diluted share, for the same period a year ago.

Certain significant items adversely affected the Company’s financial performance during the third quarter ended September 30, 2012. After adjusting for these significant items, the Company’s Adjusted Normalized EBITDA and Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders for the three months ended September 30, 2012, were $119.4 million and $0.60 per diluted share, respectively. As compared with these amounts, Adjusted EBITDA for the third quarter ended September 30, 2013, increased $14.9 million, or 12.5%, and diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders increased $0.08, or 13.3%.

For the first nine months of 2013, revenues from continuing operations were $2,725.7 million, up 9.1% from $2,498.5 million for the same period a year ago. Adjusted EBITDA for the first nine months of 2013 decreased 5.4% to $388.5 million compared with $410.8 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the first nine months of 2013 decreased 20.4% to $91.9 million, or $1.93 per diluted share, compared with $115.4 million, or $2.38 per diluted share, for the same period last year. Results for the first nine months of 2012 included the Medicare Rural Floor settlement, which increased revenues by $33.0 million and increased related costs by $6.0 million, for a net impact of $0.35 per diluted share.

“We are pleased with our quarterly results, which included strong revenue and EBITDA growth,” said William F. Carpenter III, chairman and chief executive officer of LifePoint. “While the overall volume environment remains challenging, our strategic initiatives drove growth in outpatient volumes. Our M&A program remains active, with all pending acquisitions on track to close within the next six months. Our recently acquired hospitals are performing well, and we have a strong pipeline of potential opportunities. We have the processes and people in place to maximize enrollment on healthcare exchanges and in government programs, and we believe we are well positioned to benefit from the new healthcare environment.”

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ third quarter 2013 conference call will be available on line at www.lifepointhospitals.com/news/press-releases today, Friday, October 25, 2013, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 57 hospital campuses in 20 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the effects related to the enactment and implementation of healthcare reform, the possible enactment of additional federal or state healthcare reforms and possible changes in healthcare reform laws and other federal, state or local laws or regulations affecting the healthcare industry including the timing of the implementation of reform; (ii) the extent to which states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) delays in receiving payments for services provided, reductions in Medicare or Medicaid payments (including increased recoveries made by Recovery Audit Contractors (RAC) and similar governmental agents), compared to the timing of expanded coverage; (iv) reductions in reimbursements from commercial payors, whether due to a change in our revenue mix, service mix, reduction in commercial rates or otherwise; (v) our ability to acquire hospitals and other healthcare providers on favorable terms, the business risks and costs associated therewith and the uncertainty in operating and integrating such hospitals and other providers; (vi) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments; (vii) the failure or closure of employers in our markets, especially those that are dependent on a small number of local employers; (viii) the growth of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals, and deterioration in the collectability of these accounts; (ix) changes in general economic conditions nationally and regionally in our markets; (x) whether our core strategies will result in anticipated operating results, including measureable quality and satisfaction improvements; (xi) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xii) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct costs associated with employing physicians and other healthcare professionals; (xiii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xiv) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations), related enforcement activity and the potentially adverse impact of known and unknown government investigations, litigation and other claims that may be made against us; (xv) any interruption of or restriction in our access to licensed information (and information technology systems) or failure in our ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xvi) the highly competitive nature of the health care business; (xvii) adverse events in states where a large portion of our revenues are concentrated; (xviii) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, and any changes in accounting practices; (xix) liabilities resulting from potential malpractice and related legal claims brought against our hospitals or the healthcare providers associated with, or employed by, such hospitals or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle and payroll services and information technology and whether they are able to do so effectively; (xxi) the continued viability of Duke – LifePoint Healthcare and our partnership with Duke University Medical Center; and (xxii) those other risks and uncertainties described from time to time in our filings with the Securities and Exchange Commission. Therefore, our future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,092.9		$984.9		$3,268.8		$2,963.1
Provision for doubtful accounts	193.2		164.7		543.1		464.6
Revenues	899.7	100.0%	820.2	100.0%	2,725.7	100.0%	2,498.5	100.0%

Salaries and benefits	422.2	46.9	390.3	47.6	1,277.5	46.9	1,130.2	45.2
Supplies	140.6	15.6	129.3	15.8	429.4	15.8	382.7	15.3
Other operating expenses	222.6	24.8	205.3	25.0	667.0	24.3	589.5	23.7
Other income	(20.0)	(2.2)	(12.0)	(1.5)	(36.7)	(1.3)	(14.7)	(0.6)
Depreciation and amortization	57.4	6.3	47.7	5.9	169.1	6.2	139.7	5.6
Interest expense, net	24.0	2.7	24.5	3.0	70.5	2.6	75.7	3.0
Gain on settlement of pre-acquisition contingent obligation	–	–	–	–	(5.6)	(0.2)	–	–
Debt transaction costs	0.3	–	4.4	0.5	4.7	0.2	4.4	0.2
Impairment charge	–	–	–	–	–	–	3.1	0.1
	847.1	94.1	789.5	96.3	2,575.9	94.5	2,310.6	92.5

Income from continuing operations before income taxes	52.6	5.9	30.7	3.7	149.8	5.5	187.9	7.5
Provision for income taxes	18.5	2.1	11.4	1.4	55.5	2.0	69.8	2.8
Income from continuing operations	34.1	3.8	19.3	2.3	94.3	3.5	118.1	4.7
Income from discontinued operations, net of income taxes	0.3	–	–	–	0.7	–	0.2	–
Net income	34.4	3.8	19.3	2.3	95.0	3.5	118.3	4.7
Less: Net income attributable to noncontrolling interests	(1.6)	(0.2)	(0.1)	(0.1)	(2.4)	(0.1)	(2.7)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$32.8	3.6%	$19.2	2.2%	$92.6	3.4%	$115.6	4.6%

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic:
Continuing operations	$0.70		$0.40		$1.99		$2.44
Discontinued operations	–		–		0.01		0.01
	$0.70		$0.40		$2.00		$2.45

Diluted:
Continuing operations	$0.68		$0.39		$1.93		$2.38
Discontinued operations	–		–		0.01		–
	$0.68		$0.39		$1.94		$2.38

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$32.5		$19.2		$91.9		$115.4
Income from discontinued operations, net of income taxes	0.3		–		0.7		0.2
Net income	$32.8		$19.2		$92.6		$115.6

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS PER SHARE CALCULATIONS In millions, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Income from continuing operations	$34.1	$19.3	$94.3	$118.1
Less: Net income attributable to noncontrolling interests	(1.6)	(0.1)	(2.4)	(2.7)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	32.5	19.2	91.9	115.4
Income from discontinued operations, net of income taxes	0.3	–	0.7	0.2
Net income attributable to LifePoint Hospitals, Inc.	$32.8	$19.2	$92.6	$115.6

Weighted average shares outstanding – basic	46.5	47.5	46.3	47.3
Effect of dilutive securities: stock options and other stock-based awards	1.3	1.3	1.3	1.2
Weighted average shares outstanding – diluted	47.8	48.8	47.6	48.5

Earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Basic:
Continuing operations	$0.70	$0.40	$1.99	$2.44
Discontinued operations	–	–	0.01	0.01
	$0.70	$0.40	$2.00	$2.45
Diluted:
Continuing operations	$0.68	$0.39	$1.93	$2.38
Discontinued operations	–	–	0.01	–
	$0.68	$0.39	$1.94	$2.38

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Sept. 30, 2013	Dec. 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$194.8	$85.0
Accounts receivable, less allowances for doubtful accounts of $719.7 and $558.4 at September 30, 2013, and December 31, 2012, respectively	569.1	518.8
Inventories	96.3	97.0
Prepaid expenses	29.9	31.8
Deferred tax assets	179.4	142.5
Other current assets	62.6	50.2
	1,132.1	925.3

Property and equipment:
Land	103.1	101.9
Buildings and improvements	1,833.5	1,815.2
Equipment	1,382.4	1,289.7
Construction in progress	91.1	81.0
	3,410.1	3,287.8
Accumulated depreciation	(1,408.5)	(1,256.9)
	2,001.6	2,030.9

Deferred loan costs, net	21.6	21.9
Intangible assets, net	76.5	84.5
Other	38.2	47.8
Goodwill	1,627.7	1,611.8
Total assets	$4,897.7	$4,722.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$103.9	$117.4
Accrued salaries	121.0	128.2
Income taxes payable	34.9	0.7
Other current liabilities	211.2	185.3
Current maturities of long-term debt	577.6	13.3
	1,048.6	444.9

Long-term debt	1,151.8	1,696.5
Deferred income tax liabilities	230.8	249.2
Long-term portion of reserves for self-insurance claims	142.6	133.0
Other long-term liabilities	95.5	79.2
Long-term income tax liability	16.7	16.9
Total liabilities	2,686.0	2,619.7

Redeemable noncontrolling interests	30.6	29.4

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,458.0	1,403.5
Accumulated other comprehensive income	0.2	0.2
Retained earnings	1,311.4	1,218.8
Common stock in treasury, at cost	(611.1)	(572.6)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,159.1	2,050.5
Noncontrolling interests	22.0	22.6
Total equity	2,181.1	2,073.1
Total liabilities and equity	$4,897.7	$4,722.2

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Dollars in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income	$34.4	$19.3	$95.0	$118.3
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(0.3)	–	(0.7)	(0.2)
Stock-based compensation	6.0	7.0	19.1	20.3
Depreciation and amortization	57.4	47.7	169.1	139.7
Amortization of physician minimum revenue guarantees	4.1	4.9	13.1	14.7
Amortization of debt discounts and deferred loan costs	6.8	7.8	19.9	23.4
Gain on settlement of pre-acquisition contingent obligation	–	–	(5.6)	–
Debt transaction costs	0.3	4.4	4.7	4.4
Impairment charge	–	–	–	3.1
Deferred income tax benefit	(9.9)	(9.4)	(53.6)	(48.0)
Reserve for self-insurance claims, net of payments	0.8	1.8	7.5	(1.0)
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(7.6)	(6.7)	(26.2)	(42.4)
Inventories and other current assets	(9.1)	(9.5)	(4.3)	(2.2)
Accounts payable and accrued expenses	6.6	40.3	(19.4)	22.2
Income taxes payable/receivable	14.7	(22.9)	34.2	9.7
Other	(0.1)	(0.4)	0.6	0.3
Net cash provided by operating activities – continuing operations	104.1	84.3	253.4	262.3
Net cash provided by (used in) operating activities – discontinued operations	0.2	–	–	(0.7)
Net cash provided by operating activities	104.3	84.3	253.4	261.6

Cash flows from investing activities:
Purchases of property and equipment	(32.7)	(47.3)	(108.5)	(157.4)
Acquisitions, net of cash acquired	(12.2)	(162.3)	(18.4)	(182.4)
Other	(1.7)	(0.1)	(0.3)	(0.4)
Net cash used in investing activities	(46.6)	(209.7)	(127.2)	(340.2)

Cash flows from financing activities:
Proceeds from borrowings	–	490.0	323.0	490.0
Payments of borrowings	(3.7)	(443.7)	(320.9)	(443.7)
Repurchases of common stock	(31.3)	(0.3)	(38.5)	(6.2)
Payment of debt financing costs	(7.3)	(9.6)	(8.3)	(9.6)
Proceeds from exercise of stock options	6.2	15.9	34.4	21.4
Proceeds from (refunds of) employee stock purchase plans	–	0.8	(0.2)	1.3
Distributions to noncontrolling interests	(1.3)	(1.4)	(4.1)	(2.8)
Sales of redeemable noncontrolling interests	–	–	–	1.6
Capital lease payments and other	(0.5)	(0.7)	(1.8)	(1.7)
Net cash (used in) provided by financing activities	(37.9)	51.0	(16.4)	50.3

Change in cash and cash equivalents	19.8	(74.4)	109.8	(28.3)
Cash and cash equivalents at beginning of period	175.0	172.3	85.0	126.2
Cash and cash equivalents at end of period	$194.8	$97.9	$194.8	$97.9

Supplemental disclosure of cash flow information:
Interest payments	$5.3	$7.0	$40.7	$43.8
Capitalized interest	$0.4	$0.6	$1.1	$1.9
Income tax payments, net	$14.0	$43.7	$75.4	$108.3

	LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS

		Three Months Ended September 30,			Nine Months Ended September 30,
		2013	2012	% Change	2013	2012	% Change
	Continuing Operations: (1)
	Number of hospitals at end of period	57	56	1.8%	57	56	1.8%
	Admissions	48,671	48,766	(0.2)	150,140	148,326	1.2
	Equivalent admissions (2)	117,097	113,147	3.5	350,577	335,365	4.5
	Revenues per equivalent admission	$7,683	$7,249	6.0	$7,775	$7,450	4.4
	Medicare case mix index	1.37	1.29	6.2	1.37	1.29	6.2
	Average length of stay (days)	4.5	4.5	–	4.6	4.4	4.5
	Inpatient surgeries	13,341	13,283	0.4	40,173	40,008	0.4
	Outpatient surgeries	45,514	41,379	10.0	135,410	127,402	6.3
	Emergency room visits	296,240	293,657	0.9	876,840	851,182	3.0
	Outpatient factor (2)	2.40	2.32	3.4	2.34	2.26	3.5

	Same-hospital: (3)
	Number of hospitals at end of period	53	53	–%	53	53	–%
	Admissions	44,896	46,899	(4.3)	138,936	145,524	(4.5)
	Equivalent admissions (2)	106,772	108,223	(1.3)	320,525	328,157	(2.3)
	Revenues per equivalent admission	$7,364	$7,204	2.2	$7,522	$7,451	1.0
	Medicare case mix index	1.35	1.30	3.8	1.34	1.30	3.1
	Average length of stay (days)	4.3	4.3	–	4.4	4.4	–
	Inpatient surgeries	12,005	12,668	(5.2)	36,206	39,141	(7.5)
	Outpatient surgeries	41,101	39,720	3.5	122,559	125,015	(2.0)
	Emergency room visits	277,836	281,736	(1.4)	822,485	833,485	(1.3)
	Outpatient factor (2)	2.38	2.31	3.0	2.31	2.26	2.2

(1)

Continuing operations information includes the results of (i) our hospital support center, (ii) our same-hospital operations, (iii) the results of Scott Memorial Hospital (“Scott Memorial”), which we acquired effective January 1, 2013, though our joint venture with Norton Healthcare, Inc., (iv) Marquette General Health System (“Marquette General”), which we acquired effective September 1, 2012, Twin County Regional Hospital (“Twin County”), in which we acquired an 80% interest effective April 1, 2012, each through Duke LifePoint Healthcare and (v) Woods Memorial Hospital (“Woods Memorial”), which we acquired effective July 1, 2012.

(2)

Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume.  We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue).  The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)

Same-hospital information includes the results of our hospital support center and the same 53 hospitals operated during the three months and nine months ended September 30, 2013 and 2012.  Same-hospital information excludes the results of Scott Memorial, Marquette General, Twin County and Woods Memorial.

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; gain on settlement of pre-acquisition contingent obligation; debt transaction costs; impairment charge; provision for income taxes; income from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests.  LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes.  LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants.  The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions.  In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value.  Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$1,092.9		$984.9		$3,268.8		$2,963.1
Provision for doubtful accounts	193.2		164.7		543.1		464.6
Revenues	899.7	100.0%	820.2	100.0%	2,725.7	100.0%	2,498.5	100.0%

Salaries and benefits	422.2	46.9	390.3	47.6	1,277.5	46.9	1,130.2	45.2
Supplies	140.6	15.6	129.3	15.8	429.4	15.8	382.7	15.3
Other operating expenses	222.6	24.8	205.3	25.0	667.0	24.3	589.5	23.7
Other income	(20.0)	(2.2)	(12.0)	(1.5)	(36.7)	(1.3)	(14.7)	(0.6)
	765.4	85.1	712.9	86.9	2,337.2	85.7	2,087.7	83.6
Adjusted EBITDA	$134.3	14.9%	$107.3	13.1%	$388.5	14.3%	$410.8	16.4%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Adjusted EBITDA	$134.3	$107.3	$388.5	$410.8
Less: Depreciation and amortization	57.4	47.7	169.1	139.7
Interest expense, net	24.0	24.5	70.5	75.7
Gain on settlement of pre-acquisition contingent obligation	–	–	(5.6)	–
Debt transaction costs	0.3	4.4	4.7	4.4
Impairment charge	–	–	–	3.1
Provision for income taxes	18.5	11.4	55.5	69.8
Income from discontinued operations, net of income taxes	(0.3)	–	(0.7)	(0.2)
Net income attributable to noncontrolling interests	1.6	0.1	2.4	2.7
Net income attributable to LifePoint Hospitals, Inc.	$32.8	$19.2	$92.6	$115.6

LIFEPOINT HOSPITALS, INC. UNAUDITED SUPPLEMENTAL INFORMATION (Continued) Dollars in millions, except Diluted EPS amounts

The Company provides the following table for certain items that adversely affected the Company’s financial performance for the three months ended September 30, 2012:

	Three Months Ended September 30, 2012
	Amount	Impact on Diluted EPS
Adjusted EBITDA	$107.3
Plus significant items incurred:
Acquisition transaction expenses	6.2	$(0.08)
Prior period repayment obligation expense	2.6	(0.03)
Retention and severance expenses	1.8	(0.02)
Hurricane Isaac impact	1.5	(0.02)
Net impact to Adjusted EBITDA	12.1	$(0.15)
Adjusted Normalized EBITDA	$119.4

Three Months Ended Sept. 30, 2012
Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.39
Significant items incurred and summarized above ($12.1 million)	0.15
Debt transaction costs ($4.4 million)	0.06
Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.60

The following table reconciles Adjusted Normalized EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

Three Months Ended Sept. 30, 2012
Adjusted Normalized EBITDA	$119.4
Less: Significant items incurred	12.1
Depreciation and amortization	47.7
Interest expense, net	24.5
Debt transaction costs	4.4
Provision for income taxes	11.4
Net income attributable to noncontrolling interests	0.1
Net income attributable to LifePoint Hospitals, Inc.	$19.2

CONTACT:
LifePoint Hospitals, Inc.
Leif Murphy, 615-372-1447
Executive Vice President and Chief Financial Officer